UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2021

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 HEARTLAND WAY NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders

On May 13, 2021, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting eight (8) directors were elected to serve as the Board of Directors until the 2022 Annual Meeting of Stockholders, the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for 2021 was ratified, compensation of named executive officers of the Company was approved in an advisory and non-binding vote, and the Heartland Express, Inc. 2021 Restricted Stock Award Plan was approved.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	71,930,050	1,905,818	1,548,374
Dr. Benjamin J. Allen	72,248,608	1,587,260	1,548,374
James G. Pratt	72,463,934	1,371,934	1,548,374
Dr. Tahira K. Hira	67,075,194	6,760,674	1,548,374
Larry J. Gordon	69,230,103	4,605,765	1,548,374
Brenda S. Neville	72,714,268	1,121,600	1,548,374
Michael J. Sullivan	72,785,593	1,050,275	1,548,374
David P. Millis	72,288,634	1,547,234	1,548,374

The voting tabulation on the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2021 was as follows:

For	Against	Abstain
75,205,181	159,470	19,591

The voting tabulation on the non-binding advisory vote on named executive officer compensation was as follows:

For	Against	Abstain	Broker Non-votes
73,348,624	479,090	8,154	1,548,374

The voting tabulation on the approval of the Heartland Express, Inc. 2021 Restricted Stock Award Plan was as follows:

For	Against	Abstain	Broker Non-votes
73,461,753	194,586	179,529	1,548,374

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 18, 2021	By:/s/Christopher A. Strain
Christopher A. Strain
Vice President-Finance,
Treasurer and Chief Financial Officer